Exhibit 99.7

CONSENT

I, Larry E. Kittelberger, hereby consent to being named as a person who will become a director of IMCO Recycling Inc. (“IMCO”) in the joint proxy statement/prospectus included in the registration statement on Form S-4, Registration Number 333-117548.

Dated: September 16, 2004

By: /s/ Larry E. Kittelberger

Name: Larry E. Kittelberger